Exhibit 4.3

Execution Version

DISCOVER CARD EXECUTION NOTE TRUST

FIRST AMENDMENT TO

TRUST AGREEMENT

dated as of July 2, 2007

between

DISCOVER BANK,

as Beneficiary and

WILMINGTON TRUST COMPANY,

as Owner Trustee

Dated as of

June 4, 2010

This FIRST AMENDMENT TO TRUST AGREEMENT (this “Amendment”), dated as of June 4, 2010, is entered into by and between DISCOVER BANK, a Delaware banking corporation, as Beneficiary (“Discover Bank”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the “Owner Trustee”) for DISCOVER CARD EXECUTION NOTE TRUST (the “Note Issuance Trust”).

WHEREAS, Discover Bank and the Trustee entered into that certain Trust Agreement, dated as of July 2, 2007, between Discover and the Owner Trustee, relating to the Note Issuance Trust (the “Agreement”);

WHEREAS, pursuant to Sections 9.01(a) of the Agreement, Discover Bank desires to amend the Agreement, in a manner that shall not significantly change the permitted activities of the Note Issuance Trust, as set forth in Section 2.03 of the Agreement; and

WHEREAS, pursuant to Section 9.01(a) of the Agreement, Discover Bank has received written confirmation from Moody’s, Standard & Poor’s and Fitch that the Amendment will not cause a Ratings Effect.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.01 Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

1.02 Amendments to the Agreement.

(1) Article I, Section 101 (“Definitions”) is hereby amended by adding the following definitions:

“Annual Report Date” means the date on which the Note Issuance Trust is required to file its annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K with the Securities and Exchange Commission.

“Transition Report Date” means the date on which the Note Issuance Trust is required to file any transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K with the Securities and Exchange Commission.

(2) Article II, Section 2.10 (“Fiscal Year”) is hereby amended and restated in its entirety to read as follows:

The Beneficiary shall have the authority to determine or change the Note Issuance Trust’s fiscal year from time to time, including designating any necessary transition period. The Beneficiary shall notify the Owner Trustee of any change in fiscal year (and any resulting change in the Note Issuance Trust’s Annual Report Date or Transition Report Date) as promptly as practicable after such change.

(3) The last sentence of Article XIII, Section 13.03 (“Information to Be Provided by the Owner Trustee”) is hereby amended and restated in its entirety to read as follows:

In connection with each Report on Form 10-K with respect to the Notes and each Report on Form 10-D with respect to the Notes filed by or on behalf of Discover Bank, the Trustee Bank shall be deemed to represent and warrant, as of the date that is fifteen (15) days prior to the Note Issuance Trust’s Annual Report Date of each calendar year or Transition Report Date, as applicable, for the Report on Form 10-K and as of the related Payment Date for each Report on Form 10-D, that any information previously provided by the Trustee Bank under this Article XIII is materially correct and does not have any material omissions unless the Trustee Bank has provided an update to such information.

1.03 Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

1.04 Incorporation by Reference. The provisions of Sections 12.03 (Severability), 12.04 (Limitation of Liability), 12.05 (Counterparts) and 12.08 (Governing Law) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to this Amendment.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed as of the day and year first above written.

DISCOVER BANK

By:	/s/ Michael F. Rickert
Name: Michael F. Rickert
Title: Vice President, Chief Financial Officer and Treasurer

WILMINGTON TRUST COMPANY

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Assistant Vice President

[Signature Page to First Amendment to Trust Agreement]